UNITED STATES
        SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                       FORM 8-K

                      CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The
        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

               June 13, 2011

          TEXAS VANGUARD OIL COMPANY
(Exact name of registrant as specified in its charter)


       TEXAS                000-24778                 74-2075344

(State or other     (Commission File Number)       (IRS Employer
jurisdiction of                                 Identification No.)
incorporation or
organization)



       9811 Anderson Mill Road, Suite 202
               Austin, Texas 78750
        (Address of principal executive office)

       Issuer's telephone number:  (512) 331-6781



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual shareholder meeting on June 9, 2011. The following proposals were submitted to the holders of the Company common stock for a vote:

(1) The election of three (3) directors to serve until the next
     Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified; and

(2) To ratify the appointment of Padgett, Stratemann & Co., LLP as independent public auditors of the Company for the fiscal year ending December 31, 2011.

1,325,605 shares of the Company common stock were represented at the meeting or 93.57% of the Company voting capital stock. 97,108 shares were voted by brokers on proposal 2.

The results of such votes were as follows:

(1) Stockholders elected each of the Companys three nominees for director to serve until the 2011 Annual Meeting of Shareholders, and until their successors are duly elected and qualified.

                                           Number of Shares

                        Votes For  Votes Against  Abstaining    Broker
                                                              Non-Votes
William G. Watson       1,226,922        375         1,200     97,108
Linda R. Watson         1,226,897        375         1,225     97,108
Robert L. Patterson     1,226,897        375         1,225     97,108



(2) Stockholders ratified the appointment of Padgett, Stratemann & Co., L.L.P. to act as independent public auditors for the Company for the fiscal year ending on December 31, 2011.


                   Number of Shares

        Votes For     Votes Against     Abstaining

        1,324,941         664               0





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TEXAS VANGUARD OIL COMPANY



Date:	June 13, 2011                     By: /s/ William G. Watson
                                 William G. Watson, President,
                                 Principal Financial and Accounting Officer